Exhibit 99

              HMN Financial, Inc. Announces Second Quarter Results

     ROCHESTER, Minn.--(BUSINESS WIRE)--July 21, 2005--HMN Financial, Inc. (NASDAQ:HMNF):

     Second Quarter Highlights

     --   Diluted earnings per share of $0.62, unchanged from second quarter of
          2004

     --   Net interest income up $1.4 million, or 18.7%, over second quarter of
          2004

     --   Net interest margin up 25 basis points over second quarter of 2004

     -- Provision for loan losses up $460,000, or 102.9%, over second quarter of 2004

     Year to Date Highlights

     -- Diluted earnings per share up $0.20, or 17.7%, over first six months of 2004

     -- Net interest income up $2.8 million, or 19.3%, over first six months of 2004

     --   Net interest margin up 29 basis points over first six months of 2004


EARNINGS SUMMARY
                      Three Months Ended         Six Months Ended
                           June 30,                  June 30,
                    -----------------------   -----------------------
                       2005         2004         2005         2004
                    ----------   ----------   ----------   ----------
Net Income         $2,499,453    2,497,160   $5,314,517    4,617,620
Diluted earnings
 per share               0.62         0.62         1.33         1.13
Return on average
 assets                  1.01 %       1.12 %       1.09 %       1.04 %
Return on average
 equity                 11.41 %      12.06 %      12.29 %      11.14 %
Book value per
 share             $    19.64   $    18.20   $    19.64   $    18.20


     HMN Financial, Inc. (HMN) (NASDAQ:HMNF), the $986 million holding company for Home Federal Savings Bank (the Bank), today reported net income of $2.5 million for the second quarter of 2005 the same net income as the second quarter of 2004. Diluted earnings per common share for the second quarter of 2005 were $0.62, unchanged from $0.62 for the second quarter of 2004.

     Second Quarter Results

     Net Interest Income

     Net interest income was $8.7 million for the second quarter of 2005, an increase of $1.3 million, or 18.7%, compared to $7.4 million for the second quarter of 2004. Interest income was $14.8 million for the second quarter of 2005, an increase of $2.4 million, or 18.9%, from $12.4 million for the same period in 2004. Interest income increased primarily because of an increase in average interest-earning assets and because of a change in the mix of assets between the periods. The increase in interest-earning assets was caused primarily by the $108 million increase in the average outstanding balance of commercial loans between the periods. The increase in interest income on commercial loans was partially offset by lower income on the single-family loan and investment portfolios due to a decrease in the average outstanding balances and lower interest rates of these portfolios in the second quarter of 2005 when compared to the same period of 2004. The yield earned on interest-earning assets was 6.25% for the second quarter of 2005, an increase of 43 basis points from the 5.82% yield for the second quarter of 2004.
     Interest expense was $6.0 million for the second quarter of 2005, an increase of $966,000, or 19.1%, compared to $5.1 million for the second quarter of 2004. Interest expense increased primarily because of the $84 million increase in the average outstanding balance of deposits and advances between the periods due to an increase in transaction and brokered deposits and because of a 225 basis point increase in the federal funds rate between the periods that resulted in higher interest rates on deposits. Increases in the federal funds rate, which is the rate that banks charge other banks for short term loans, generally increase the rates banks pay for deposits. The average rate paid on interest-bearing liabilities was 2.70% for the second quarter of 2005, an increase of 20 basis points from the 2.50% paid for the second quarter of 2004. Net interest margin (net interest income divided by average interest earning assets) for the second quarter of 2005 was 3.70%, an increase of 25 basis points, compared to 3.45% for the second quarter of 2004.

     Provision for Loan Losses

     The provision for loan losses was $907,000 for the second quarter of 2005, an increase of $460,000, or 102.9%, from $447,000 for the second quarter of 2004. The provision for loan losses increased primarily because of an increase in the allowance on several commercial real estate loans totaling $8.0 million that were determined to be impaired and classified as non-accruing during the quarter. Total non-performing assets were $12.5 million at June 30, 2005, an increase of $7.6 million, or 155.5%, from $4.9 million at December 31, 2004. Non-performing loans increased $7.8 million, foreclosed and repossessed assets decreased $257,000, and $78,000 in loans were charged off during the quarter.

     Non-Interest Income and Expense

     Non-interest income was $1.6 million for the second quarter of 2005, a decrease of $106,000, or 6.3%, from $1.7 million for the same period in 2004. Gain on sales of mortgage loans originated by the Bank decreased $183,000 because of decreased mortgage loan activity during the second quarter of 2005 when compared to the same quarter in 2004. Other non-interest income increased $85,000 because of increased revenues from the sale of uninsured investment products and increased income relating to the rental of office space at an existing facility.
     Non-interest expense was $5.5 million for the second quarter of 2005, an increase of $524,000, or 10.5%, from $5.0 million for the same period of 2004. Compensation expense increased $203,000 because of annual payroll cost increases and because of an increase in the number of employees. Occupancy expense increased $170,000 primarily because of the additional corporate office facilities occupied in the first quarter of 2005 and because of increased amortization expense on various software upgrades that were implemented between the periods. Other non-interest expense increased $141,000 primarily because of a $125,000 charitable contribution expensed during the second quarter of 2005. Income tax expense increased $287,000 between the periods due to increased taxable income primarily related to a limited partnership investment. The effective tax rate also increased because of a decrease in tax exempt income as a percentage of total income.

     Return on Assets and Equity

     Return on average assets for the second quarter of 2005 was 1.01%, compared to 1.12% for the second quarter of 2004. Return on average equity was 11.41% for the second quarter of 2005, compared to 12.06% for the same quarter in 2004. Book value per common share at June 30, 2005 was $19.64, compared to $18.20 at June 30, 2004.

     Six Month Period Results

     Net Income

     Net income was $5.3 million for the six month period ended June 30, 2005, an increase of $697,000, or 15.1%, compared to $4.6 million for the six month period ended June 30, 2004. Diluted earnings per share for the six month period in 2005 were $1.33, up $0.20, or 17.7%, from $1.13 for the same period in 2004.

     Net Interest Income

     Net interest income was $17.4 million for the first six months of 2005, an increase of $2.8 million, or 19.3%, from $14.6 million for the same period in 2004. Interest income was $29.0 million for the six month period ended June 30, 2005, an increase of $4.2 million, or 16.9%, from $24.8 million for the same six month period in 2004. Interest income increased primarily because of an increase in average interest-earning assets and because of a change in the mix of assets between the periods. The increase in interest-earning assets was caused primarily by the $104 million increase in the average outstanding balance of commercial loans between the periods. The increase in interest income on commercial loans was partially offset by lower income on the single-family loan and investment portfolios due to a decrease in the outstanding balances and lower interest rates of these portfolios in the first six months of 2005 when compared to the same period in 2004. The yield earned on interest-earning assets was 6.23% for the first six months of 2005, an increase of 36 basis points from the 5.87% yield for the same period of 2004.
     Interest expense was $11.6 million for the six month period ended June 30, 2005, an increase of $1.4 million, or 13.5%, compared to $10.2 million for the same period of 2004. Interest expense increased primarily because of the $81 million increase in the average outstanding balance of deposits and advances between the periods and because of the 225 basis point increase in the federal funds rate between the periods that resulted in higher interest rates on deposits. Increases in the federal funds rate, which is the rate that banks charge other banks for short term loans, generally increase the rates banks pay for deposits. Interest expense increased $418,000 due to increased interest rates paid and $954,000 due to the increase in interest-bearing liabilities between the periods. The average interest rate paid on interest-bearing liabilities was 2.63% for the first six months of 2005, an increase of 9 basis points from the 2.54% paid for the first six months of 2004. Net interest margin (net interest income divided by average interest earning assets) for the first six months of 2005 was 3.75%, an increase of 29 basis points, compared to 3.46% for the same period of 2004.

     Provision for Loan Losses

     The provision for loan losses was $1.5 million for the six month period of 2005, an increase of $277,000, from $1.3 million for the same six month period in 2004. The provision for loan losses increased primarily because of increases in the allowance on several commercial real estate loans totaling $8.0 million that were determined to be impaired and classified as non-accruing during the first six months of 2005. Total non-performing assets were $12.5 million at June 30, 2005, an increase of $7.6 million, or 155.5%, from $4.9 million at December 31, 2004. Non-performing loans increased $7.0 million, foreclosed and repossessed assets increased $630,000, and $352,000 in loans were charged off during the first six months of 2005.

     Non-Interest Income and Expense

     Non-interest income was $3.0 million for the first six months of 2005, a decrease of $215,000, or 6.7%, from $3.2 million for the same period in 2004. Gain on sales of loans decreased $302,000 due to the decreased mortgage loan activity in the first six months of 2005 when compared to the same period of 2004. Other non-interest income increased $56,000 primarily because of increased income relating to the rental of office space at an existing facility.
     Non-interest expense was $10.8 million for the first six months of 2005, an increase of $889,000, or 9.0%, from $9.9 million for the same period in 2004. Compensation expense increased $448,000 primarily because of annual payroll cost increases and because of an increase in the number of employees. Occupancy expense increased $281,000 primarily because of the additional corporate office facilities occupied in the first quarter of 2005 and because of an increase in amortization expense relating to various software upgrades implemented between the periods. Other non-interest expense increased $111,000 primarily because of a $125,000 charitable contribution expensed during the second quarter of 2005. Income tax expense increased $733,000 between the periods due to increased taxable income primarily related to a limited partnership investment. The effective tax rate also increased because of a decrease in tax exempt income as a percentage of total income.

     Return on Assets and Equity

     Return on average assets for the six month period ended June 30, 2005 was 1.09%, compared to 1.04% for the same period in 2004. Return on average equity was 12.29% for the six-month period ended in 2005, compared to 11.14% for the same period in 2004.

     President's Statement

     "HMN continues to grow and change the mix of both its assets and liabilities", said HMN President Michael McNeil "These changes have improved the profitability of HMN's core business and resulted in quarterly and six month increases in net interest income over the prior year of $1.4 million and $2.8 million, respectively."

     General Information

     HMN Financial, Inc. and Home Federal Savings Bank are headquartered in Rochester, Minnesota. The Bank operates nine full service offices in southern Minnesota located in Albert Lea, Austin, LaCrescent, Rochester, Spring Valley and Winona and two full service offices in Iowa located in Marshalltown and Toledo. Home Federal Savings Bank also operates loan origination offices located in St. Cloud and Rochester, Minnesota. Eagle Crest Capital Bank, a division of Home Federal Savings Bank, operates branches in Edina and Rochester, Minnesota.

     Safe Harbor Statement

     This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to those relating to HMN's financial expectations for earnings and revenues. A number of factors could cause actual results to differ materially from HMN's assumptions and expectations. These factors include possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; reduced demand for financial services and loan products; changes in accounting policies and guidelines, changes in monetary and fiscal policies of the federal government, and changes in tax laws. Additional factors that may cause actual results to differ from HMN's assumptions and expectations include those set forth in HMN's most recent filings with the Securities and Exchange Commission. All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements.
     (Three pages of selected consolidated financial information are included with this release.)


                 HMN FINANCIAL, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets

----------------------------------------------------------------------
                                              June 30,    December 31,
                                                2005         2004
----------------------------------------------------------------------
                                             (unaudited)
                   Assets
Cash and cash equivalents...................$ 24,516,684   34,298,394
Securities available for sale:
   Mortgage-backed and related securities
    (amortized cost $8,506,330 and
    $9,509,377).............................   8,219,664    9,150,871
    Other marketable securities (amortized
     cost $92,072,767 and $95,097,051)......  91,052,866   94,521,512
                                             ------------ ------------
                                              99,272,530  103,672,383
                                             ------------ ------------

Loans held for sale.........................   4,289,583    2,711,760
Loans receivable, net....................... 819,939,562  783,213,262
Accrued interest receivable.................   4,129,442    3,694,133
Real estate, net............................     789,608      140,608
Federal Home Loan Bank stock, at cost.......   9,628,200    9,292,800
Mortgage servicing rights, net..............   2,962,515    3,231,242
Premises and equipment, net.................  12,326,990   12,464,265
Investment in limited partnerships..........     154,048      168,258
Goodwill....................................   3,800,938    3,800,938
Core deposit intangible, net................     276,689      333,617
Prepaid expenses and other assets...........   2,430,740    2,638,681
Deferred tax asset..........................   1,144,300    1,012,700
                                             ------------ ------------
    Total assets............................$985,661,829  960,673,041
                                             ============ ============


    Liabilities and Stockholders' Equity....
Deposits....................................$720,230,277  698,902,185
Federal Home Loan Bank advances............. 170,900,000  170,900,000
Accrued interest payable....................   1,904,438    1,314,356
Customer escrows............................     649,637      762,737
Accrued expenses and other liabilities......   5,419,330    5,022,927
                                             ------------ ------------
    Total liabilities....................... 899,103,682  876,902,205
                                             ------------ ------------
Commitments and contingencies
Stockholders' equity:
    Serial preferred stock ($.01 par value):
     authorized 500,000 shares; issued and
     outstanding none.......................           0            0
    Common stock ($.01 par value):
     authorized 11,000,000; issued shares
     9,128,662..............................      91,287       91,287
Additional paid-in capital..................  57,867,348   57,875,595
Retained earnings, subject to certain
 restrictions...............................  95,036,871   91,408,028
Accumulated other comprehensive (loss)......    (845,366)    (604,446)
Unearned employee stock ownership plan
 shares.....................................  (4,447,586)  (4,544,300)
Unearned compensation restricted stock
 awards.....................................    (275,197)           0
Treasury stock, at cost 4,721,168 and
 4,708,798 shares........................... (60,869,210) (60,455,328)
                                             ------------ ------------
    Total stockholders' equity..............  86,558,147   83,770,836
                                             ------------ ------------
Total liabilities and stockholders' equity..$985,661,829  960,673,041
                                             ============ ============



                 HMN FINANCIAL, INC. AND SUBSIDIARIES
                   Consolidated Statements of Income
                              (unaudited)

                         Three Months Ended       Six Months Ended
                              June 30,                June 30,
                       ----------------------- -----------------------
                          2005        2004        2005        2004
                       ----------- ----------- ----------- -----------
Interest income:
   Loans receivable...$13,769,340  11,486,417  27,102,359  22,977,681
   Securities
    available for
    sale:.............
      Mortgage-backed
       and related....     84,288      92,428     174,056     211,292
      Other marketable    654,182     766,391   1,295,938   1,449,798
   Cash equivalents...    175,671      40,042     227,940      66,340
   Other..............     89,232      41,398     168,760      77,820
                       ----------- ----------- ----------- -----------
      Total interest
       income......... 14,772,713  12,426,676  28,969,053  24,782,931
                       ----------- ----------- ----------- -----------

Interest expense:
   Deposits...........  4,199,791   2,894,319   7,902,422   5,824,353
   Federal Home Loan
    Bank advances.....  1,826,501   2,165,680   3,649,192   4,354,635
                       ----------- ----------- ----------- -----------
      Total interest
       expense........  6,026,292   5,059,999  11,551,614  10,178,988
                       ----------- ----------- ----------- -----------
      Net interest
       income.........  8,746,421   7,366,677  17,417,439  14,603,943
Provision for loan
 losses...............    907,000     447,000   1,543,000   1,266,000
                       ----------- ----------- ----------- -----------
      Net interest
       income after
       provision
        For loan
         losses.......  7,839,421   6,919,677  15,874,439  13,337,943
                       ----------- ----------- ----------- -----------

Non-interest income:
   Fees and service
    charges...........    685,357     704,651   1,287,954   1,273,201
   Mortgage servicing
    fees..............    303,363     290,849     596,343     578,080
   Securities gains,
    net...............          0       1,361           0       1,361
   Gains on sales of
    loans.............    324,173     506,862     617,489     919,231
   Earnings (losses)
    in limited
    partnerships......     (6,500)     (6,500)    (14,210)    (13,117)
   Other..............    268,206     183,048     513,754     457,797
                       ----------- ----------- ----------- -----------
      Total non-
       interest income  1,574,599   1,680,271   3,001,330   3,216,553
                       ----------- ----------- ----------- -----------

Non-interest expense:
   Compensation and
    benefits..........  2,784,578   2,581,764   5,558,682   5,110,242
   Occupancy..........  1,041,460     871,170   2,036,714   1,755,772
   Deposit insurance
    premiums..........     34,619      27,794      62,525      46,499
   Advertising........    105,765      87,850     189,673     175,396
   Data processing....    245,351     228,721     482,839     419,286
   Amortization of
    mortgage servicing
     rights,  net of
      valuation
      adjustments.....    271,089     302,184     510,122     555,633
   Other..............  1,038,805     897,762   1,971,497   1,860,336
                       ----------- ----------- ----------- -----------
      Total non-
       interest
       expense........  5,521,667   4,997,245  10,812,052   9,923,164
                       ----------- ----------- ----------- -----------
      Income before
       income tax
       expense........  3,892,353   3,602,703   8,063,717   6,631,332
Income tax expense....  1,392,900   1,105,500   2,749,200   2,016,000
                       ----------- ----------- ----------- -----------
      Income before
       minority
       interest.......  2,499,453   2,497,203   5,314,517   4,615,332
Minority interest.....          0          43           0      (2,288)
                       ----------- ----------- ----------- -----------
      Net income......$ 2,499,453   2,497,160   5,314,517   4,617,620
                       =========== =========== =========== ===========
Basic earnings per
 share................$      0.65        0.65        1.39        1.19
                       =========== =========== =========== ===========
Diluted earnings per
 share................$      0.62        0.62        1.33        1.13
                       =========== =========== =========== ===========



                 HMN FINANCIAL, INC. AND SUBSIDIARIES
             Selected Consolidated Financial Information
                             (unaudited)

----------------------------------------------------------------------
SELECTED FINANCIAL DATA:
(dollars in thousands, except per
 share data)
                                   Three Months Ended Six Months Ended
                                         June 30,          June 30,
                                       2005    2004     2004    2005
----------------------------------------------------------------------
I.   OPERATING DATA:
     Interest income...............$  14,773   12,427  28,969  24,783
     Interest expense..............    6,027    5,060  11,552  10,179
     Net interest income...........    8,746    7,367  17,417  14,604

II.  AVERAGE BALANCES:
     Assets(1).....................  991,455  899,640 980,045 893,131
     Loans receivable, net.........  806,267  706,754 803,334 704,940
     Mortgage-backed and related
      securities(1)................    8,823   11,520   9,056  12,330
     Interest-earning assets(1)....  948,304  858,116 937,875 849,699
     Interest-bearing liabilities..  896,210  812,544 886,447 805,455
     Equity(1).....................   88,100   83,252  87,227  83,389

III. PERFORMANCE RATIOS:(1)
     Return on average assets
      (annualized).................    1.01 %   1.12 %  1.09 %  1.04 %
     Interest rate spread
      information:
        Average during period......     3.55     3.32    3.60    3.32
        End of period..............     3.65     3.20    3.65    3.20
     Net interest margin...........     3.70     3.45    3.75    3.46
     Ratio of operating expense to
      average total assets
      (annualized).................     2.24     2.23    2.22    2.23
     Return on average equity
      (annualized).................    11.41    12.06   12.29   11.14
     Efficiency....................    53.50    55.24   52.95   55.68
                                   ---------------------------
                                    June 30, Dec. 31, June 30,
                                      2005     2004    2004
                                   ---------------------------
IV.  ASSET QUALITY:
     Total non-performing assets...$  12,475    4,882   3,471
     Non-performing assets to total
      assets.......................     1.27%    0.51%   0.38%
     Non-performing loans to total
      loans receivable, net........     1.38%    0.55%   0.40%
     Allowance for loan losses.....$  10,223    8,996   7,793
     Allowance for loan losses to
      total loans receivable, net..     1.25%    1.15%   1.08%
     Allowance for loan losses to
      Non-performing loans.........    90.26   207.30  272.98

V.   BOOK VALUE PER SHARE:
     Book value per share..........$   19.64    18.95   18.20

                                   ---------------------------
                                      Six               Six
                                     Months    Year    Months
                                     Ended     Ended   Ended
                                    June 30,  Dec 31, June 30,
                                      2005     2004     2004
                                   ---------------------------
VI.  CAPITAL RATIOS:
     Stockholders' equity to total
      assets, at end of period.....     8.78%   8.72 %   8.88%
     Average stockholders' equity
      to average assets (1)........     8.90     9.17    9.34
     Ratio of average interest-
      earning assets to average
      interest-bearing
      liabilities(1)...............   105.80   105.38  105.49
                                   ---------------------------
                                    June 30, Dec. 31, June 30,
                                      2005     2004     2004
                                   ---------------------------
VII. EMPLOYEE DATA:
     Number of full time equivalent
      employees....................      209      208     198


     (1) Average balances were calculated based upon amortized cost without the market value impact of SFAS 115

     CONTACT: HMN Financial, Inc., Rochester
              Michael McNeil, 507-535-1202